                                                                  Exhibit 4.26



      WARRANT AGREEMENT dated as of March 12, 1993 between CRYENCO SCIENCES, INC., a Delaware corporation (the "Company"), and ALFRED SCHECHTER (the "Holder").


1. GRANT. Subject to the terms of this Agreement, in consideration of $10 and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the Company, the Holder is hereby initially granted the right to purchase, at any time and from time to time from March 12, 1993 until 5:30 p.m., Denver time, on March 11, 1998 (the "Exercise Period"), up to an aggregate of 50,00 shares of Common Stock at an initial exercise price of $7.90. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of SECTION 6 hereof. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

      2. WARRANT CERTIFICATES. The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

      3. EXERCISE OF WARRANTS. The Warrants initially are exercisable at the Exercise Price (subject to adjustment as provided in SECTION 6 hereof) per share of Common Stock, payable by certified or official bank cashier's check payable to the order of the Company; PROVIDED, HOWEVER, that the Holder shall have the right, at his or its election, in lieu of delivering the Exercise Price in cash, to instruct the Company in the form of subscription to retain, in payment of the Exercise Price, a number of shares of Common Stock (the "Payment Shares") equal to the quotient of (i) the Exercise Price multiplied by the number of shares as to which the Warrant is then being exercised divided by
(ii) the "Average Closing Price" as of the date of exercise and to deduct the number of Payment Shares from the shares to be delivered to the Holder. "Average Closing Price" means, as of any date, (x) if shares of Common Stock are listed on a national securities exchange, the average of the closing sales prices therefor on the largest securities exchange on which such shares are traded on the last ten (10) trading days before such date, (y) if such shares are listed on the NASDAQ National Market System but not on any national securities exchange, the average of the closing sales prices therefor on the NASDAQ National Market System on the last ten (10) trading days before the date of exercise of the Warrants or (z) if such shares are not listed on either a national securities exchange or the NASDAQ National Market System, the average of the sales prices therefor on the last twenty (20) trading days before the date of exercise of the Warrants. Upon surrender of a Warrant

Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price for the shares of Common Stock at the Company's principal offices (currently located at 5995 North Washington Street, Denver, Colorado 80216), the Holder or any subsequent registered holder or holders of a Warrant Certificate (any such subsequent holder or holders also reference to herein as the "Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased for the Warrants so exercised. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). Warrants may be exercised to purchase all or part of the shares of Common Stock represented thereby. In the case of the purchase of less than all the securities purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and, unless the Warrant has expired, shall execute and deliver a new Warrant Certificate of like tenor for the balance of the securities purchasable thereunder. With respect to any such exercise, the Holder shall for all purposes be deemed to have become the holder of record of the number of shares of Common Stock evidenced by such certificate or certificates from the date on which the Warrant was surrendered and payment of the Exercise Price was made irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

      4. ISSUANCE OF CERTIFICATES. Upon the exercise of the Warrants, the issuance of certificates for the shares of Common Stock shall be made forthwith (and in any event within ten (10) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of SECTIONS 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof in a name other than that of the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      The Warrant Certificates and the certificates representing the shares of Common Stock shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice president of the Company under its corporate seal reproduced thereon, attested to by the dual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

      5. RESTRICTION ON TRANSFER OF WARRANTS. There shall be not more than five (5) Holders of record of Warrants. The Holder of a Warrant Certificate, by his acceptance thereof, covenants and agrees that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, except to or among the Holder, his spouse and the Holder's children, any trust for the benefit of any such persons and any family foundations, who also shall hold the Warrants subject to the restrictions contained in this SECTION
5. Certificates representing the Warrants shall bear a legend setting forth the foregoing restriction.

      6.   ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES.

      6.1  COMPUTATION OF ADJUSTED EXERCISE PRICE. For the purposes of this
SECTION 6, the term Exercise Price shall mean the Exercise Price per share of Common Stock set forth in SECTION 1 hereof, as adjusted from time to time pursuant to the provisions of this SECTION 6.

      6.2 EXERCISE PRICE ADJUSTMENTS. In case at the time of any advance under the Funding Agreement dated as of March 12, 1993 (the "Funding Agreement"), the average closing price of the Common Stock in the NASDAQ National Market System on the ten (10) trading days immediately preceding such advance is less than the Exercise Price, the Exercise Price shall be reduced and be equal to such average closing price of the Common Stock on the ten (10) trading days immediately preceding such subsequent advance.

      6.3 SUBDIVISION AND COMBINATIONS. In case the Company shall at any time subdivide (for example, a stock split or stock dividend) or combine (for example, a reverse stock split) the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

      6.4 ADJUSTMENT IN NUMBER OF SECURITIES. Upon each adjustment of the Exercise Price pursuant to the provisions of this SECTION 6, the number of securities issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock (or other securities as provided in Section 5 hereof) issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

      6.5 DEFINITION OF COMMON STOCK. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Class A voting Common Stock, $.01 par value, in the Amended and Restated Certificate of Incorporation of the Company as of the date hereof, (ii) the class of stock designated as Class B non-voting Convertible Common Stock, $.01 par value, in the Amended and Restated Certificate of Incorporation of the Company as of the date hereof, (iii) any other capital stock of any class or classes (however designated) of the Company the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference and (iv) any other securities into which or for which any of the securities described in clauses
(i), (ii) or (iii) above have been converted, exchanged or combined pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise. In the event that the Company shall after the date hereof issue securities with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holder, at his or its option, may receive upon exercise of any Warrant either shares of Common Stock or an equal number of such securities with greater or superior voting rights.

      6.6 MERGER OR CONSOLIDATION. If any capital reorganization or reclassification of the capital stock of the Company or any consolidation, merger or other transaction of the Company with another corporation in which the Company is the surviving corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive consideration (including but not limited to stock, securities or assets) with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby each Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore so receivable upon the exercise of each Warrant or Warrants, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such exercise rights. In the event of a merger or consolidation of the Company or other transaction in which the Company is not the surviving corporation or in which, as the result of the transaction, no trading market will exist for the Common Stock, the Company shall give notice regarding the transaction in accordance with SECTION 12 as soon as practicable (and in no event less than twenty (20) days prior to the record date fixed for the transaction or, if none, the closing date for such transaction) in order to afford the Holders the opportunity to exercise their Warrants and receive after exercise the same consideration as is payable in the transaction to other holders of Common Stock. This SECTION 6.6 shall similarly apply to successive reorganizations, classifications, consolidations, mergers or other transactions contemplated hereby.

      6.7 NOTICE OF ADJUSTMENT. Upon any adjustment of the Exercise Price, the Company shall give written notice thereof to each Holder in accordance with
Section 12, which notice shall state the Exercise Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

      7.   REGISTRATION RIGHTS.

      7.1 REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Warrants and the shares of Common Stock have not been registered for sale under the Act. Upon exercise of the Warrants, in part or in whole, certificates representing the shares of Common Stock shall bear the following legend:

      The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer that an exemption from registration under such Act is available.

      7.2 PIGGYBACK REGISTRATION. (a) If, at any time commencing after the date hereof through and including the fifth anniversary hereof the Company proposes to register any of its securities under the Act (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8) it will give written notice by registered or certified mail, at least fifteen (15) days prior to the filing of each such registration statement, to the Holders of the Warrants of its intention to do so. If the Holders of the Warrants notify the Company within fifteen (15) days after receipt of any such notice of its or their desire to include Common Stock underlying the Warrants in such proposed registration statement, the Company shall afford the such Holders of the opportunity to have any such Common Stock registered under such registration statement.

      (b) In the case of an underwritten offering, if the managing underwriter of the offering determines and advises the Company in writing that inclusion of the Common Stock of the Holders requested to be included would interfere with the successful offering of shares by the Company there shall be excluded from such offering, to the extent that the managing underwriter deems necessary, shares of Common Stock owned by the Holders on a PRO RATA basis.

      7.3 COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. In connection with any registration under Section 7.2 hereof, the Company covenants and agrees as follows:

      (a) The Company shall pay all costs (excluding transfer taxes, if any, and fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to SECTION 7.2 hereof including, without limitation, the Company's legal and accounting fees (including the costs and expenses of any special audit or other procedures), printing expenses, blue sky fees and expenses.

      (b) The Company will take all necessary action which may be required in qualifying or registering the Common Stock included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s) provided, however, that the number of states in which qualification or registration shall be required shall not exceed five (5) and in no event shall the Company be required to effect such qualification or registration if such act would require the Company to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.

      (c) Upon any registration becoming effective pursuant to this SECTION 7, the Company shall use its best efforts to: (i) keep such registration statement current for a period of ninety (90) days; (ii) prepare and file with the Commission such amendments and supplements to such registration statement as may be necessary to comply with the provisions of the Act and the Regulations of the Commission with respect to the disposition of all securities covered by such registration statement; (iii) cause all the Common Stock registered pursuant to such registration statement to be listed on each exchange or automated quotation system on which the Common Stock is then listed; (iv) provide a transfer agent and registrar for all stock registered pursuant to such registration statement and CUSIP number for all such stock, in each case not later than the effective date of such registration; and (v) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

      (d) The Company shall indemnify and hold harmless the Holder(s) of the Common Stock to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against and from all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement.

      (e) The Holders of the Common Stock to be sold pursuant to a registration statement, and its or their successors and assigns, shall indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against and from all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders or its or their successors or assigns, for specific inclusion in such registration statement.

      (f) Any person entitled to indemnification under this SECTION 7 will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

      (g) Nothing contained in this Agreement shall be construed as requiring the Holder to exercise his or its Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

      (h) The Company at its expense shall deliver promptly to each Holder participating in the offering and requesting the correspondence and memoranda described below copies of all documents proposed to be filed with the Commission, all correspondence between the Commission and the Company, its counsel or auditors, and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each such Holder at its expense to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

      8. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

      Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

      9. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

      10. RESERVATION AND LISTING. The Company shall at times have and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants, and payment of the respective exercise price therefor, all shares of Common Stock and other securities issuable upon such exercise shall, at the time of delivery thereof, be duly and validly issued, fully paid, nonassessable, not subject to the preemptive rights of any stockholder and free from all taxes, liens and charges with respect to the issue thereof. The Company will take all such action as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed. The Company will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's Amended and Restated Certificate of Incorporation. The Company has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of the Warrants, and there are no preemptive rights associated with such shares. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges, if any, on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on NASDAQ.

      11. NOTICES TO WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entity shall be proposed then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

        12.   NOTICES.

        All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

                (b) If to the Company, to the address set forth in SECTION 3 hereof or to such other address as the Company may designate by notice to the Holders.

        13. SUPPLEMENTS AND AMENDMENTS. The Company and the Holder may from time to time supplement or amend this Agreement without the approval of any subsequent Holders of Warrant Certificates (other than the Holder) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Holder may deem necessary or desirable and which the Company and the Holder deem shall not adversely affect the interests of the Holders of Warrant Certificates.

        14. SUCCESSORS. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit the Company, the Holders and their respective successors assigns hereunder.

        15. This Agreement shall terminate at the close of business on March 11, 1998. Notwithstanding the foregoing, the indemnification provisions of
SECTION 7 shall survive such termination until the close of business on March 11, 2001.

        16. GOVERNING LAW: SUBMISSION TO JURISDICTION. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

        The Company, the representative and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the state of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Representative and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the representative and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in SECTION 12 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.

        17. ENTIRE AGREEMENT; MODIFICATION. This Agreement (including the Funding Agreement to the extent portions thereof are referred to herein) contain the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

        18. SEVERABILITY. If any provision of this amendment shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

        19. CAPTIONS. the caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

        20. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the company and the Holder and any subsequent registered Holder(s) of the Warrant Certificates or Warants any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the company and the Holder and subsequent Holder(s) of the Warrant Certificates or Warrants.

        21. COUNTERPARTS. This Agreement may be executed any in number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts ahll together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement be duly executed, as of the day and year first above written.


                                                  CRYENCO SCIENCES, INC.


                                                  By: /s/ Don M. Harwell
                                                     --------------------------
                                                     Name:    Don M. Harwell
                                                     Title:   Vice President


Attest:


/s/ Alison A. Murray
-------------------------
Name:    Alison A. Murray
Title:   Secretary

                                  EXHIBIT A

                         FORM OF WARRANT CERTIFICATE



THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES) OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                           EXERCISABLE ON OR BEFORE
                    5:30 P.M., DENVER TIME, March __, 1998

No. W-1993__                                                   _______ Warrants


                             WARRANT CERTIFICATE


        This Warrant Certificate certifies that ________________, or registered assigns, is the registered holder of ______ Warrants to purchase initially, at any time from March __, 1993 until 5:30 p.m. Denver time on March __, 1998 ("Expiration Date"), up to ______ shares of Class A voting common stock, $.01 par value ("Common Stock") of CRYENCO SCIENCES, INC., a Delaware corporation (the "Company"), at the price per share of Common Stock equal to the Exercise Price set forth in the Warrant Agreement dated as of March ___, 1993 between the Company and ____________ (the "Warrant Agreement"), upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement. Payment of the Exercise Price shall be made by certified or official bank cashier's check payable to the order of the Company; provided, however, that the holder hereof shall have the right, at his or its election, in lieu of delivering the Exercise Price in cash, to instruct the Company in the form of subscription to retain, in payment of the Exercise Price, a number of shares of Common Stock (the "Payment Shares") equal to the quotient of (i) the Exercise Price multiplied by the number of shares as to which this Warrant is then being exercised divided by (ii) the

"Average Closing Price" as of the date of exercise and to deduct the number of Payment Shares from the shares to be delivered to the holder hereof. "Average Closing Price" means, as of any date, (x) if shares of Common Stock are listed on a national securities exchange, the average of the closing sales prices therefor on the largest securities exchange on which such shares are traded on the last ten (10) trading days before such date, (y) if such shares are listed on the NASDAQ National Market System but not on any national securities exchange, the average of the closing sales prices therefor on the NASDAQ National Market System on the last ten (10) trading days before the date of the exercise of the Warrants or (z) if such shares are not listed on either a national securities exchange or the NASDAQ National Market System, the average of the sales prices therefor on the last twenty (20) trading days before the date of the exercise of the Warrants.

        No Warrant may be exercised after 5:30 p.m., Denver time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

        The Warrants evidenced by thIs Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders or "holder" meaning the registered holders or registered holder) of the Warrants.

        The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement to purchase the number of shares for the exercise price as so adjusted or any other rights set forth in the Warrant Agreement.

        Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

        Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such unexercised Warrants.

        The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

        All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.


        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of March __, 1993


                                          CRYENCO SCIENCES, INC.


[SEAL]                                    By:__________________________________
                                             Name:
                                             Title:


Attest:



_____________________________
Name:
Title:

                         FORM OF ELECTION TO PURCHASE



TO:     Cryenco Sciences, Inc.

        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

        __________ shares of Class A voting Common Stock;


        and herewith [tenders in payment for such securities a certified or official bank cashier's check payable to the order of CRYENCO SCIENCES, INC. in the amount of $________ therefor] [instructs you herein, in payment of the Exercise Price, to deduct ______ shares of Class A voting Common Stock and to deliver the net number of shares, being ____ shares of Class A voting Common Stock]. The undersigned requests that a certificate for such securities be registered in the name of ______________ whose address is ______________________ and that such Certificate be delivered to
_______________________ whose address is __________________.


Dated:                                 Signature:__________________________

                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of the Warrant Certificate.)


                                       (Insert Social Security or Other
                                       Identifying Number of Holder)

                              FORM OF ASSIGNMENT

                      (To be exercised by the registered holder if
              such holder desires to transfer the Warrant Certificate to the extent permitted by Section 5 of the Warrant Agreement.)


        FOR VALUE RECEIVED

hereby sells, assigns and transfers unto



                 (Please print name and address of transferee)

this Warrant Certificate; together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:                                  Signature: ____________________________

                                        (signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate.)

                                        (Insert Social Security or Other
                                        Identifying Number of Assignee)